UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2015

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
24800 Denso Drive, Suite 225 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (248) 352-7300
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On August 25, 2015, in connection with the transition of Superior Industries International, Inc.’s (the “Company”) corporate office from Van Nuys, California to Southfield, Michigan, Mike Nelson advised the Company of his decision to step down from his position as Principal Accounting Officer of the Company, effective as of August 25, 2015. Pursuant to the terms of a severance letter between the Company and Mr. Nelson (the “Severance Letter”), Mr. Nelson will remain employed in a non-executive capacity with the Company through December 31, 2015 (or earlier as determined by the Company), to assist with the transition of the corporate office. Under the Severance Letter (and subject to certain conditions set forth therein), Mr. Nelson will receive his base salary through December 31, 2015, a lump sum severance payment of $187,500 (less applicable withholdings) and a lump sum COBRA payment of $5,672.62 (less applicable withholding). Mr. Nelson will be eligible to receive an annual bonus for 2015, subject to attainment of performance goals, determined by the Company’s independent Compensation and Benefits Committee. The foregoing summary is qualified in its entirety by reference to the full text of the Severance Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

(c)

Additionally, on August 25, 2015, the Company appointed Scot Bowie as Principal Accounting Officer. Mr. Bowie, 42, previously was Corporate Controller of Black Diamond, Inc. from July 2014 until June 2015. Prior to that, Mr. Bowie served as Chief Accounting Officer of Affinia Group Holdings, Inc. (“Affinia”) from December 2011 until May 2014. He previously served as Corporate Controller of External Reporting of Affinia from January 2008 until December 2011. Mr. Bowie has a bachelor’s degree in Accounting from Brigham Young University. In addition, Mr. Bowie is certified public accountant.

There are no family relationships between Mr. Bowie and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Bowie has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Bowie will receive an annual base salary of $225,000. Mr. Bowie may receive annual bonuses based on attainment of performance goals, determined by the Company’s independent Compensation and Benefits Committee, in the amount of 25% of annual base salary. Mr. Bowie will also be eligible to participate in the Company’s 2015 Long Term Incentive Plan, as administered by the Company’s Compensation and Benefits Committee, upon approval of such committee and the Board of Directors, up to 25% of his base salary.

The Company is also providing Mr. Bowie with a monthly automobile allowance and Mr. Bowie also will be entitled to reimbursement of certain costs associated with his relocation to Michigan. Mr. Bowie is entitled to participate in all benefit plans generally made available to executive officers of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Severance Letter, dated August 25, 2015, between the Company and Mike Nelson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: August 28, 2015	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Severance Letter, dated August 25, 2015, between the Company and Mike Nelson.